Exhibit 2


                        TRUSTEE'S DISTRIBUTION STATEMENT

To the Holders of:
Corporate-Backed Trust Certificates, Corning Debenture-Backed Series 2001-35 *CUSIP: 21988G569 & 21988GBH8

In accordance with the Standard Terms and Conditions of Trust, U.S. Bank Trust National Association, as Trustee, submits the following cash basis statement for the period ending September 1, 2002.

INTEREST ACCOUNT

Balance as of March 1, 2002 ...................................            $0.00
         Scheduled Income received on securities ..............     1,007,977.50
         Unscheduled Income received on securities ............            $0.00

LESS:
         Distribution to Class A1 Holders .....................   -$1,007,977.00
         Distribution to Class A2 Holders .....................           -$0.00
         Distribution to Depositor ............................           -$0.00
         Distribution to Trustee ..............................           -$0.50
Balance as of September 1, 2002 ...............................            $0.00

PRINCIPAL ACCOUNT

Balance as of March 1, 2002 ...................................            $0.00
         Scheduled Principal payment received on securities ...            $0.00
LESS:
         Distribution to Holders ..............................            $0.00
Balance as of September 1, 2002 ...............................            $0.00


               UNDERLYING SECURITIES HELD AS OF September 1, 2002

         Principal
         Amount                  Title of Security
         ------                  -----------------
         $29,430,000             Corning Inc. 6.85% Debentures due March 1, 2029
                                 *CUSIP: 219350AH8

U.S. Bank Trust National Association, as Trustee

* Trustee is not responsible for selection or use of CUSIP numbers, they are included solely for holder convenience.


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